UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2016

Medgenics, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-35112 (Commission File Number)	99-0217544 (I.R.S. Employer Identification Number)

435 Devon Park Drive, Building 700 Wayne, PA 19087 (Address of Principal Executive Offices, zip code)

(610) 254-4201 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2016, Scott Applebaum, Chief Legal Officer of Medgenics, Inc. (the “Company”), announced that he will be leaving the Company, effective September 8, 2016.  Upon his departure, Mr. Applebaum will be entitled to certain benefits provided for in his Employment Agreement with the Company, dated September 8, 2014 (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Applebaum is restricted from competing with the Company, or soliciting certain employees or other parties with which the Company does business, for a period of 12 months following the termination of his employment.

Item 7.01.	Regulation FD Disclosure.

On June 17, 2016, the Company issued a press release announcing the enrollment of the first patient into its SAGA trial, which is a Phase 2/3 clinical trial to evaluate adolescent patients with mGluR mutation positive (mGluR+) attention deficit hyperactivity disorder (ADHD). The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medgenics, Inc.

Date: June 17, 2016	By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated June 17, 2016